Exhibit 99-A.(1)


                              SECRETARY CERTIFICATE

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
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I, Rose-Marie DeRensis, the duly elected Assistant Corporate Secretary of Aetna
Life Insurance and Annuity Company (the "Company"), do hereby certify to the following:

          That the attached resolutions, entitled "Variable Life Account C," adopted by the Executive Committee of the Board of Directors of the Company on August 31, 1999, attached hereto as Attachment A, are a true and correct copy, are currently in full force and effect, and have not been amended, revoked or superceded.



Date:  October 29, 1999                      By:  /s/  Rose-Marie DeRensis
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                                                  Rose-Marie DeRensis
                                                  Assistant Corporate Secretary


(Corporate Seal)

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                                  Attachment A

                          UNANIMOUS WRITTEN CONSENT OF
                           THE EXECUTIVE COMMITTEE OF
                            THE BOARD OF DIRECTORS OF
                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
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The undersigned, being all of the members of the Executive Committee of the
Board of Directors of Aetna Life Insurance and Annuity Company, a Connecticut corporation (the "Company"), being authorized by Article IV, Section 1, of the Bylaws of the Company to exercise all of the powers of the Board of Directors of the Company when the Board is not in session, do hereby consent to the following actions being taken in lieu of a meeting, pursuant to Section 33-749(a) of the Connecticut Business Corporation Act:

                             VARIABLE LIFE ACCOUNT C
                             -----------------------

RESOLVED: That the officers of this Company are hereby severally authorized to take such action as they may severally deem necessary or appropriate
          (1) to create a new separate account, to be called Variable Life Account C, for the purpose of receiving a transfer of certain assets from the Company's Variable Life Account B, and of funding certain group variable life insurance policies; (2) to make any filings under applicable law, whether federal, state or otherwise, which may be deemed necessary or appropriate to the transfer of these assets and the operations of that separate account; and (3) to further the purpose and operations of that separate account; and any actions, heretofore taken consistent with the above are hereby ratified and confirmed.

RESOLVED: That the following Standards of Suitability are hereby adopted with respect to the group variable life insurance business to be written by this Company: no recommendation shall be made to an applicant to purchase a variable life insurance policy and no such policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Company or to the agent making the recommendation.


IN WITNESS WHEREOF, the undersigned have executed this consent as of the 31st day of August, 1999.


/s/  Shaun P. Mathews                        /s/  Catherine H. Smith
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Shaun P. Mathews                             Catherine H. Smith